EXHIBIT 10.01
AMENDMENT NO. 2
TO
LETTER RE: AMENDMENT AND FORBEARANCE AGREEMENT

THIS AMENDMENT NO. 2 TO LETTER RE: AMENDMENT AND FORBEARANCE AGREEMENT (this “Amendment”), dated as of March 27, 2009, is by and among WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), in its capacity as agent and sole lender (“Wachovia”), KINERGY MARKETING LLC (“Borrower”) and PACIFIC ETHANOL, INC. (“Parent”).

W I T N E S S E T H:

WHEREAS, Wachovia, Borrower and Parent have previously entered into and executed that certain Letter re: Amendment and Forbearance Agreement, dated February 13, 2009, as amended by that certain Amendment No. 1 to Letter re: Amendment and Forbearance Agreement, dated as of February 26, 2009 (the “Forbearance Agreement”);

WHEREAS, it has come to the attention of Wachovia that, in addition to the Specified Defaults (as defined in the Forbearance Agreement), (a) Borrower has failed to comply with Section 9.17 of the Loan Agreement as a result of the failure of Borrower to maintain EBITDA in the amount required by such Section for the two (2) consecutive month period ending February 28, 2009, which constitutes an Event of Default under Section 10.1(a)(i) of the Loan Agreement, (b) Borrower will not be in compliance with Section 9.17 of the Loan Agreement as a result of the anticipated failure of Borrower to maintain EBITDA in the amount required by such Section for the three (3) consecutive month period ending March 31, 2009, which constitutes a Default under the Loan Agreement (together with the Specified Defaults, collectively, the “Currently Existing Defaults”).

WHEREAS, Borrower and Parent have requested that Wachovia extend the Forbearance Period, which Wachovia is willing to do subject to the terms and provisions hereof; and

WHEREAS, by this Amendment, Wachovia, Borrower and Parent wish to evidence the extension of the Forbearance Period.

NOW THEREFORE, in consideration of the mutual benefits accruing to Wachovia, Borrower and Parent hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Existing Definitions.  As used above and in this Amendment, all capitalized terms used herein and not otherwise defined herein shall have their respective meanings as set forth in the Forbearance Agreement.

2.           Amendment to Definition of Applicable Margin.  The definition of “Applicable Margin” in Section 1.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” shall mean, as to the Interest Rate for Revolving

Loans which are Prime Rate Loans, three and one-half (3.50%) percent.”

3.           Prime Rate Loans.  Notwithstanding anything to the contrary contained in the Loan Agreement or the other Financing Agreements, effective as of March 1, 2009, Borrower shall have no right to request, and Wachovia shall have no obligation to make whatsoever, Eurodollar Rate Loans to Borrower.

4.           Extension of Forbearance Period.  At Borrower’s and Parent’s request and in reliance upon Borrower’s and Parent’s representations, warranties and covenants contained herein and in the Forbearance Agreement (as amended), as a one-time accommodation to Borrower and Parent, Wachovia hereby agrees to extend the Forbearance Period set forth in Section 4(a)(i) of the Forbearance Agreement from March 31, 2009 to April 30, 2009.  The agreement of Wachovia to forbear from exercising any of its rights and remedies during the Forbearance Period shall apply to all of the Currently Existing Defaults.

5.           Conditions Precedent. This Amendment shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by Wachovia:

(a)           The receipt by Wachovia of an original (or faxed or electronic copy) of this Amendment, duly authorized, executed and delivered by Borrower and Parent;

(b)           The receipt by Wachovia of an updated thirteen (13) week budget with respect to the Projected Information, in form and substance satisfactory to Wachovia;

(c)           The receipt by Wachovia of one or more unsecured promissory notes, in form and substance satisfactory to Wachovia, pursuant to which Parent has received from Persons proceeds of unsecured loans made to Parent in an aggregate amount of not less than $2,000,000;

(d)           The receipt by Wachovia of an amendment, in form and substance satisfactory to Wachovia, to the existing limited forbearance agreement among, West LB, as agent, the other lenders party thereto, Parent and certain of its subsidiaries party thereto, pursuant to which the limited forbearance period contained in such agreement is extended to April 30, 2009;

(e)           The receipt by Wachovia of an amendment, in form and substance satisfactory to Wachovia, to the existing forbearance agreement among Lyles United, LLC, Parent and certain of its subsidiaries party thereto, pursuant to which the limited forbearance period contained in such agreement is extended to April 30, 2009; and

(f)           As of the date of this Amendment, other than the Currently Existing Defaults, no Default or Event of Default shall have occurred and be continuing.

6.           Amendment Fee.  In addition to all other fees, charges, interest and expenses payable by Borrower to Wachovia under the Loan Agreement and the other Financing Agreements, Borrower shall pay to Wachovia an amendment and extension fee in the amount of $50,000, which fee shall be fully earned as of and payable in advance on the date hereof.

7.           Effect of this Amendment.  Except as modified pursuant hereto, no other changes or modifications to the Forbearance Agreement are intended or implied, and in all other respects the Forbearance Agreement is expressly ratified, restated and confirmed by all parties hereto as of the date hereof, except that, in the event of any conflict between any term or provision of this Amendment and any term or provision of the Forbearance Agreement, such term or provision of this Amendment shall control.

8.           Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional actions as Wachovia requests to effectuate the provisions and purposes of this Amendment and to protect and/or maintain perfection of Wachovia’s security interests in and liens upon the Collateral.

9.           Counterparts.  This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

KINERGY MARKETING LLC, as Borrower
By:	/s/ BRYON MCGREGOR
Name:	Bryon McGregor
Title:	VP Finance

PARENT:

PACIFIC ETHANOL, INC, as Parent
By:	/s/ BRYON MCGREGOR
Name:	Bryon McGregor
Title:	VP Finance

WACHOVIA:

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Agent and sole Lender
By:	/s/ CARLOS VALLES
Name:	Carlos Valles
Title:	Director

[Signature Page to Amendment No. 2 to Forbearance Agreement]